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                                                               Exhibits 5 & 23.2


                  [ MOSKOWITZ ALTMAN & HUGHES LLP LETTERHEAD ]


February 25, 1998

Rainbow Technologies, Inc.
50 Technology Drive
Irvine, CA   92618

Dear Madame or Sir:

          This letter refers to a registration statement on Form S-8 (the "Registration Statement") to be filed by Rainbow Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the issuance of an aggregate 4,467 shares of the Company's Common Stock (the "Shares") pursuant to the terms of the Assumed Software Security, Inc. 1993 Employee Stock Option Plan (the "Plan").

          We have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Common Stock, and such other instruments and documents as we deemed relevant under the circumstances.

          In making the aforesaid examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

          Based upon and subject to the foregoing, we are of the opinion that the Shares have been validly authorized for issuance and will, when sold pursuant to the Registration Statement and the Plan, and, when (i) the Registration Statement has become effective under the Act, (ii) the pertinent provisions of any applicable state securities law have been complied with, and
(iii) the Shares have been paid for, the Shares so issued will be legally issued, fully paid and non-assessable.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations promulgated thereunder. We are delivering this opinion to the Company, and no person other than the Company may rely upon it.

                                               Very truly yours,


                                               MOSKOWITZ ALTMAN & HUGHES LLP

                                               /s/ Moskowitz Altman & Hughes LLP
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